UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2020

TENZING ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38634	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West 55th Street

New York, New York 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 212-710-5220

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbols	Name of Each Exchange on Which Registered:
Ordinary Shares, no par value	TZAC	The NASDAQ Stock Market LLC
Warrants, each exercisable for one Ordinary Share, exercisable for $11.50	TZACW	The NASDAQ Stock Market LLC
Units, each consisting of one Ordinary Shares and one Warrant	TZACU	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 21, 2020, Tenzing Acquisition Corp. (the “Company”) issued an unsecured promissory note (the “Note”) in the amount of up to $375,000.00 to Tenzing LLC (the “Sponsor”). A portion of the proceeds of the Note, which may be drawn down from time to time until the Company consummates its initial business combination, will be used to fund a contribution in the amount of $0.066 per ordinary share held by public shareholders that is not redeemed in connection with the Extension Proposal (as defined below), which proposal was presented and approved at the completely virtual special meeting of shareholders (the “Special Meeting”) held on May 21, 2020. $210,836.34 of the proceeds of the Note will be deposited into the Company’s trust account. The remaining proceeds of the Note will be used as general working capital.

The Note bears no interest and is payable in full upon the earlier to occur of (i) the consummation of the Company’s initial business combination and (ii) the date the winding up of the Company is effective (the “Maturity Date”).  A failure to pay the principal within five business days of the Maturity Date or the commencement of a voluntary or involuntary bankruptcy action shall be deemed an event of default, in which case the Note may be accelerated. The Sponsor has the option to convert any unpaid balance of the Note into units (the “Conversion Units”), each unit consisting of one ordinary share of the Company and one warrant exercisable for one ordinary share of the Company, based on a conversion price of $10.00 per unit, subject to adjustment. The terms of the Conversion Units would be identical to the units issued by the Company to the Sponsor in a private placement that was consummated in connection with the Company’s initial public offering. The Sponsor shall be entitled to certain registration rights relating to the Conversion Units.

The issuance of the Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

A copy of the Note is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The disclosures set forth in this Item 2.03 are intended to be summaries only and are qualified in their entirety by reference to the Note.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Special Meeting, the Company’s shareholders were asked to vote on the following items: (i) an amendment to the Amended and Restated Memorandum and Articles of Association to extend the date by which the Company must consummate a business combination from May 26, 2020 to July 27, 2020 (or September 28, 2020 if the Company has executed a definitive agreement for a business combination by July 27, 2020) (the “Extension Proposal”) and (ii) a proposal to direct the chairman of the Special Meeting to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Extension Proposal (the “Adjournment Proposal”).

The affirmative vote of at least 65% of the ordinary shares of the Company, no par value (the “Ordinary Shares”) entitled to vote which were present, in person or by proxy, at the Special Meeting and which voted on the Extension Proposal was required to approve the Extension Proposal. The affirmative vote of a majority of the Ordinary Shares entitled to vote which were present, in person or by proxy, at the Special Meeting and which voted on the Adjournment Proposal was required to approve the Adjournment Proposal.

Set forth below are the final voting results for the Extension Proposal. As there were sufficient votes to approve the Extension Proposal, the Adjournment Proposal was not presented to shareholders at the Special Meeting.

Extension Proposal

The Extension Proposal was approved. The voting results of the Ordinary Shares were as follows:

For	Against	Abstentions	Broker Non-Votes
5,958,084	0	0	0

Item 7.01	Regulation FD

The information set forth below under this Item 7.01 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

In connection with the Extension Proposal, shareholders of the Ordinary Shares (“Public Shares”) sold in the Company’s initial public offering elected to redeem 2,534,624 Public Shares, which represents approximately 44% of the Public Shares that were outstanding as of April 24, 2020, the record date of the Special Meeting. Following such redemptions, approximately $34,008,726.92 will remain in the trust account, without taking into account the additional $0.066 for each Public Share that is not redeemed to be deposited into the trust account, and 3,194,490 Ordinary Shares will remain issued and outstanding.

A press release announcing the approval of the Extension Proposal is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Promissory Note, dated May 21, 2020, issued by Tenzing Acquisition Corp. to Tenzing LLC
99.1	Press Release, dated May 21, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2020

TENZING ACQUISITION CORP.

By:	/s/ Rahul Nayar
Name: Rahul Nayar Title: Chief Executive Officer